Exhibit 10.18
RESTRICTED STOCK AGREEMENT
     THIS RESTRICTED STOCK AGREEMENT (this “Agreement”) is made as of the                      day of                     , 200      (the “Date of Grant”), between CONCHO RESOURCES INC., a Delaware corporation (the “Company”), and                                          (the “Director”).
     1. Award. Pursuant to the CONCHO RESOURCES INC. 2006 STOCK INCENTIVE PLAN (the “Plan”), as of the Date of Grant,                      shares (the “Restricted Shares”) of the Company’s common stock, par value $0.001 per share, shall be issued as hereinafter provided in the Director’s name subject to certain restrictions thereon. The Restricted Shares shall be issued upon acceptance hereof by the Director and upon satisfaction of the conditions of this Agreement. The Director acknowledges receipt of a copy of the Plan, and agrees that this award of Restricted Shares shall be subject to all of the terms and provisions of the Plan, including future amendments thereto, if any, pursuant to the terms thereof.
     2. Definitions. Capitalized terms used in this Agreement that are not defined below or in the body of this Agreement shall have the meanings given to them in the Plan. In addition to the terms defined in the body of this Agreement, the following capitalized words and terms shall have the meanings indicated below:
     (a) “Change of Control” shall mean:
     (i) a merger of the Company with another entity, a consolidation involving the Company, or the sale of all or substantially all of the assets of Company to another entity if, in any such case, (1) the holders of equity securities of the Company immediately prior to such transaction or event do not beneficially own immediately after such transaction or event equity securities of the resulting entity entitled to 50% or more of the votes then eligible to be cast in the election of directors generally (or comparable governing body) of the resulting entity in substantially the same proportions that they owned the equity securities of the Company immediately prior to such transaction or event or (2) the persons who were members of the Board immediately prior to such transaction or event shall not constitute at least a majority of the board of directors of the resulting entity immediately after such transaction or event;
     (ii) the dissolution or liquidation of the Company;
     (iii) when any person or entity, including a “group” as contemplated by Section 13(d)(3) of the Exchange Act, other than an Excluded Person acquires or gains ownership or control (including, without limitation, power to vote) of more than 50% of the combined voting power of the outstanding securities of the Company; or
     (iv) as a result of or in connection with a contested election of directors, the persons who were members of the Board immediately before such election shall cease to constitute a majority of the Board.

For purposes of the preceding sentence, (1) “resulting entity” in the context of a transaction or event that is a merger, consolidation or sale of all or substantially all assets shall mean the surviving entity (or acquiring entity in the case of an asset sale) unless the surviving entity (or acquiring entity in the case of an asset sale) is a subsidiary of another entity and the holders of common stock of the Company receive capital stock of such other entity in such transaction or event, in which event the resulting entity shall be such other entity, and (2) subsequent to the consummation of a merger or consolidation that does not constitute a Change of Control, the term “Company” shall refer to the resulting entity and the term “Board” shall refer to the board of directors (or comparable governing body) of the resulting entity.
     (b) “Disability” shall mean that, in the determination of the Board in its discretion, the Director is permanently and totally unable to serve as a member of the Board as a result of any medically determinable physical or mental impairment as supported by a written medical opinion to the foregoing effect by a physician selected by the Board (unless the Board determines that such medical opinion is not necessary).
     (c) “Earned Shares” means the Restricted Shares after the lapse of the Forfeiture Restrictions without forfeiture.
     (d) “Excluded Person” means Chase Oil Corporation, Yorktown Partners LLC, and their respective affiliates. For purposes of this Section 2(d), (i) an “affiliate” of an entity means any other person or entity that, directly or indirectly, controls, is controlled by or is under common control with, such specified entity through one or more intermediaries or otherwise, and (ii) “control” means, where used with respect to any person or entity, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person or entity, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have correlative meanings.
     (e) “Forfeiture Restrictions” shall have the meaning specified in Section 3(a) hereof.
     3. Restricted Shares. The Director hereby accepts the Restricted Shares when issued and agrees with respect thereto as follows:
     (a) Forfeiture Restrictions. The Restricted Shares may not be sold, assigned, pledged, exchanged, hypothecated or otherwise transferred, encumbered or disposed of, and in the event of termination of the Director’s membership on the Board for any reason other than death or Disability, the Director shall, for no consideration, forfeit to the Company all Restricted Shares. The prohibition against transfer and the obligation to forfeit and surrender Restricted Shares to the Company upon termination of membership on the Board as provided in the preceding sentence are herein referred to as the “Forfeiture Restrictions.” The Forfeiture Restrictions shall be binding upon and enforceable against any transferee of Restricted Shares.
     (b) Lapse of Forfeiture Restrictions. Provided that the Director has continuously served as a member of the Board from the Date of Grant through the lapse date described in this sentence, the Forfeiture Restrictions shall lapse with respect to 100% of the Restricted Shares on the earlier of (i)                     , 20     , (ii) the date upon which a Change of Control occurs, or

(iii) the date upon which the Director’s membership on the Board is terminated by reason of death or Disability.
     (c) Certificates. A certificate evidencing the Restricted Shares shall be issued by the Company in the Director’s name, pursuant to which the Director shall have all of the rights of a stockholder of the Company with respect to the Restricted Shares, including, without limitation, voting rights and the right to receive dividends (provided, however, that dividends paid in shares of the Company’s stock shall be subject to the Forfeiture Restrictions and further provided that dividends that are paid other than in shares of the Company’s stock shall be paid no later than the end of the calendar year in which the dividend for such class of stock is paid to stockholders of such class or, if later, the 15th day of the third month following the date the dividend is paid to stockholders of such class of stock). The Director may not sell, transfer, pledge, exchange, hypothecate or otherwise dispose of the stock until the Forfeiture Restrictions have expired, and a breach of the terms of this Agreement shall cause a forfeiture of the Restricted Shares. The certificate shall be delivered upon issuance to the Secretary of the Company or to such other depository as may be designated by the Committee as a depository for safekeeping until the forfeiture of such Restricted Shares occurs or the Forfeiture Restrictions lapse pursuant to the terms of the Plan and this Agreement. On the Date of Grant, the Director shall deliver to the Company a stock power, endorsed in blank, relating to the Restricted Shares. Upon the lapse of the Forfeiture Restrictions without forfeiture, the Company shall cause a new certificate or certificates to be issued without legend (except for any legend required pursuant to applicable securities laws or any other agreement to which the Director is a party) in the name of the Director in exchange for the certificate evidencing the Restricted Shares.
     (d) Corporate Acts. The existence of the Restricted Shares shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of debt or equity securities, the dissolution or liquidation of the Company or any sale, lease, exchange or other disposition of all or any part of its assets or business or any other corporate act or proceeding. The prohibitions of Section 3(a) hereof shall not apply to the transfer of Restricted Shares pursuant to a plan of reorganization of the Company, but the stock, securities or other property received in exchange therefor shall also become subject to the Forfeiture Restrictions and provisions governing the lapsing of such Forfeiture Restrictions applicable to the original Restricted Shares for all purposes of this Agreement, and the certificates representing such stock, securities or other property shall be legended to show such restrictions.
     4. Withholding of Tax. To the extent that the receipt of the Restricted Shares or the lapse of any Forfeiture Restrictions results in compensation income or wages to the Director for federal, state or local tax purposes, the Director shall deliver to the Company at the time of such receipt or lapse, as the case may be, such amount of money as the Company may require to meet its minimum obligation under applicable tax laws or regulations, and if the Director fails to do so, the Company is authorized to withhold from any cash or stock remuneration (including withholding any Restricted Shares or Earned Shares distributable to the Director under this Agreement) then or thereafter payable to the Director any tax required to be withheld by reason of such resulting compensation income or wages. The Director acknowledges and agrees that the Company is making no representation or warranty as to the tax consequences to the Director as a result of the receipt of the Restricted Shares, the lapse of any Forfeiture Restrictions or the forfeiture of any Restricted Shares pursuant to the Forfeiture Restrictions.
     5. Status of Stock. The Director agrees that the Restricted Shares and Earned Shares issued under this Agreement will not be sold or otherwise disposed of in any manner which would constitute a violation of any applicable federal or state securities laws. The Director also agrees that (a) the certificates representing the Restricted Shares and Earned Shares may bear such legend or legends as the Committee deems appropriate in order to reflect the Forfeiture Restrictions and to assure compliance with the terms and provisions of this Agreement and applicable securities laws, (b) the Company may refuse to register the transfer of the Restricted Shares or Earned Shares on the stock transfer records of the Company if such proposed transfer would constitute a violation of the Forfeiture Restrictions or, in the opinion of counsel satisfactory to the Company, of any applicable securities law, and (c) the Company may give related instructions to its transfer agent, if any, to stop registration of the transfer of the Restricted Shares.
     6. Membership on the Board. Nothing in the adoption of the Plan, nor the award of the Restricted Shares thereunder pursuant to this Agreement, shall confer upon the Director the right to continued membership on the Board or affect in any way the right of the Company to terminate such membership at any time. Any question as to whether and when there has been a termination of the Director’s membership on the Board, and the cause of such termination, shall be determined by the Board or its delegate, and its determination shall be final.
     7. Notices. Any notices or other communications provided for in this Agreement shall be sufficient if in writing. In the case of the Director, such notices or communications shall be effectively delivered if hand delivered to the Director or if sent by registered or certified mail to the Director at the last address the Director has filed with the Company. In the case of the Company, such notices or communications shall be effectively delivered if sent by registered or certified mail to the Company at its principal executive offices.
     8. Entire Agreement; Amendment. This Agreement replaces and merges all previous agreements and discussions relating to the same or similar subject matters between the Director and the Company and constitutes the entire agreement between the Director and the Company with respect to the subject matter of this Agreement. This Agreement may not be modified in any respect by any verbal statement, representation or agreement made by any employee, officer, or representative of the Company or by any written agreement unless signed by an officer of the Company who is expressly authorized by the Company to execute such document.
     9. Binding Effect; Survival. This Agreement shall be binding upon and inure to the benefit of any successors to the Company and all persons lawfully claiming under the Director. The provisions of Section 5 shall survive the lapse of the Forfeiture Restrictions without forfeiture.
     10. Controlling Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas, without regard to conflicts of law principles thereof, or, if applicable, the laws of the United States.

     IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by an officer thereunto duly authorized, and the Director has executed this Agreement, all as of the date first above written.

CONCHO RESOURCES INC.

By:

Name:

Title:

DIRECTOR
SPOUSAL CONSENT
     Director’s spouse, if any, is fully aware of, understands and fully consents and agrees to the provisions of this Agreement and its binding effect upon any marital or community property interests he/she may now or hereafter own, and agrees that the termination of his/her and Director’s marital relationship for any reason shall not have the effect of removing any Restricted Shares and Earned Shares otherwise subject to this Agreement from coverage hereunder and that his/her awareness, understanding, consent and agreement are evidenced by his/her signature below.

Signature of Spouse

Printed Name of Spouse